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                                                                   Exhibit 23(b)


                         CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated February 3, 1999, accompanying the consolidated financial statements of Oak Hill Financial, Inc. (the "Corporation") which are incorporated within the Annual Report on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Corporation's Post-Effective Amendment No. 1 to Form S-8.

/s/ Grant Thornton LLP

Cincinnati, Ohio
January 19, 2000